Exhibit 10.1

February 13, 2020

David Oliver
XXXXX XXXXX
XXXXX, XX XXXXX

Dear David:

We are pleased to offer you the following details regarding your interim position.

Position:        Interim Chief Financial Officer and Senior Vice President, Controller

Reports to:    Bonnie Brooks, CEO and President of Chico’s, FAS, Inc.

Start date:    Effective February 13, 2020

Base Salary:    $375,000.00 annually

Bonus:	You will receive a $10,000 bonus, less applicable taxes, for each month or partial month that you are in the interim position, effective February 13, 2020.

All other aspects of your compensation will remain the same.

I wish you continued success at Chico’s. Please indicate your acceptance to this interim position by signing below and returning to my attention.

Sincerely,

Bonnie Brooks
President and CEO
Chico’s FAS, Inc.

Accepted by: /s/ David M. Oliver                            Date: February 13, 2020